                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of SeaBright Insurance Holdings, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), I, Joseph S. De Vita, Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2005

                                  /s/ Joseph S. De Vita
                                  ----------------------------------------------
                                  Joseph S. De Vita
                                  Senior Vice President, Chief Financial Officer and Assistant Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SeaBright Insurance Holdings, Inc. and will be retained by SeaBright Insurance Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.